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COMMONWEALTH TELEPHONE ENTERPRISES, INC.
LIST OF SUBSIDIARIES

                                State of        Percentage
Name                            Incorporation   Owned
----------------------------------------------------------

Commonwealth Telephone
  Company                                 PA          100%

CTSI, Inc.                                PA          100%

CTSI, Inc., of West Virginia              WV          100%

Commonwealth Long
  Distance Company                        PA          100%

CTE Services, Inc.                        PA          100%

TMH, Inc.                                 DE          100%

C-TEC Cable
  Holdings, Inc.                          DE          100%

epix/tm/ Internet Services, Inc.          PA          100%

Mobile Plus, Inc.                         DE          100%

Mobile Plus of Iowa, Inc.                 DE          100%

Mobile Plus Services, Inc.                PA          100%

Mobilefone, Inc.                          PA          100%

Mobile Plus Services of PA, Inc.          PA          100%

C-TEC Cellular Centre
  County, Inc.                            PA          100%